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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-03351) and related Prospectuses of Cox Communications, Inc. for the registration of 14,000,000 shares of Class A Common Stock and to the incorporation by reference therein of our report dated February 1, 1995, with respect to the consolidated financial statements of Times Mirror Cable Television, Inc. included in the Cox Communications, Inc. Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young llp
                                          _____________________________________
                                                    ERNST & YOUNG LLP

Los Angeles, California

May 21, 1996